UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) January 11, 1995


                     TRIARC COMPANIES, INC.
         ----------------------------------------------
     (Exact name of registrant as specified in its charter)


       DELAWARE                 1-2207             38-0471180
    --------------           -----------        ------------------
   (State or other           (Commission        (I.R.S. Employer
    jurisdiction of           File No.)         Identification No.)
    incorporation of
    organization)


          900 Third Avenue
          New York, New York                      10022
     -------------------------------------        -------------
     (Address of principal executive office)        (Zip code)


Registrant's telephone number, including area code:  (212) 230-3000



                               --
         -----------------------------------------------
               (Former name or former address, if
                   changed since last report)

PAGE

Item 5.   Other Events.

     Pursuant to a Settlement Agreement dated as of January 9, 1995 (the "Settlement Agreement") among the Registrant and Victor Posner and certain of his affiliates, an affiliate of Victor Posner converted the $71.8 million stated value of the Registrant's 8 1/8% Redeemable Convertible Preferred Stock (which paid an aggregate dividend of approximately $5.8 million per annum) owned by it into 4,985,722 shares of the Registrant's non-voting Class B Common Stock. In addition, in consideration for, among other things, the settlement of amounts due to another affiliate of Mr. Posner for the termination of the lease for the former DWG Corporation headquarters and receipt by the Registrant of an indemnification by Mr. Posner and one of his affiliates of third-party claims and expenses involving NVF Company, APL Corporation ("APL") and Pennsylvania Engineering Corporation, an additional 1,011,900 shares of Class B Common Stock were issued to Mr. Posner and one of his affiliates. All of the newly issued shares of Class B Common Stock are identical to the Registrant's Class A Common Stock, except that the shares of Class B Common Stock do not vote, and they can only be sold subject to a right of refusal in favor of the Registrant or its designee. In addition, pursuant to the Settlement Agreement, Mr. Posner has paid the Registrant in cash for certain additional expenses related to these claims, and the Registrant has agreed to waive certain claims against APL if Mr. Posner acquires APL and APL gives the Registrant a general release. The foregoing description of the Settlement Agreement is qualified in its entirety by the terms of the Settlement Agreement, a copy of which is being filed as an Exhibit hereto and is incorporated herein by reference. A copy of the press release issued by the Registrant relating to the closing of the Settlement Agreement is also being filed as an Exhibit hereto and is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c)  Exhibits

     99.1 Settlement Agreement dated as of January 9, 1995 among the Registrant, Security Management Corp., Victor Posner Trust No. 6 and Victor Posner.

     99.2 Press Release dated January 12, 1995.


PAGE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRIARC COMPANIES, INC.




Date:  January 18, 1995  By:  /s/Joseph A. Levato
                              ----------------------------
                              Joseph A. Levato
                              Executive Vice President and
                              Chief Financial Officer



PAGE

                          Exhibit Index


Exhibit
No.            Description                             Page No.
- - --------       ------------                            --------

99.1      Settlement Agreement dated as of January         5
          9, 1995 among the Registrant, Security
          Management Corp., Victor Posner Trust No.
          6 and Victor Posner

99.2      Press Release dated January 12, 1995            18

PAGE

                                              EXHIBIT 99.1
                      SETTLEMENT AGREEMENT

          Settlement Agreement (the "Agreement") made and entered into as of the 9th day of January, 1995, among Triarc Companies, Inc. ("Triarc"), a Delaware corporation and the successor by merger to Triarc Companies, Inc., formerly known as DWG Corporation, an Ohio corporation, Security Management Corp. ("SMC"), a Maryland corporation, Victor Posner Trust No. 6 ("Trust No. 6"), a trust organized by an instrument executed in Dade County, Florida in September 1968, and Victor Posner ("Posner").

          On April 23, 1993, DWG Acquisition Group, L.P., a Delaware limited partnership, purchased (the "Acquisition") 5,982,867 shares of Common Stock, par value $.10 per share, of Triarc ("Common Stock") from SMC, Posner and Victor Posner Trust No. 20, a trust organized under the laws of the State of Florida.

          Pursuant to an Exchange Agreement (the "Exchange Agreement") dated as of October 1, 1992, between Triarc and SMC, SMC transferred and delivered to Triarc 5,982,866 shares of Common Stock, and Triarc issued and delivered to SMC, in exchange for such shares of Common Stock, 5,982,866 shares of Cumulative Convertible Preferred Stock, par value $.10 per share, of Triarc ("Preferred Stock").

          In connection with the Acquisition, Trust No. 6 and Triarc entered into a Lease Agreement (the "Lease Agreement") dated as of April 1, 1993, with respect to the premises known as Victorian Plaza ("Victorian Plaza") in Miami Beach, Florida, pursuant to which Triarc leased Victorian Plaza for a term of four years commencing April 1, 1993, with a base rent of $4,000,000 per year. Triarc terminated the Lease Agreement effective February 1, 1994. Prior to the date of this Agreement, Triarc had not made the termination payment to Trust No. 6 provided for in the Lease Agreement.

          Posner and Triarc are defendants in an adversary proceeding entitled Official Committee of Unsecured Creditors of APL Corporation, et al. v. Victor Posner, et al., Case No. 94-0150-BKC-PGH-A (the "APL Action"). APL Corporation ("APL") is involved in a bankruptcy proceeding, In re APL Corporation, Debtor, Case
No. 93-12506-BKC-PGH.

          Posner and Triarc are defendants in an adversary proceeding entitled Official Committee of Unsecured Creditors of NVF Company v. Victor Posner et al., Case No. 94-400 (RRM) (the "NVF Action"). NVF Company ("NVF") is involved in a bankruptcy proceeding, In re NVF Company, Debtor, Case No. 93-1020.

          Pennsylvania Engineering Corp. and certain of its subsidiaries are involved in bankruptcy proceedings, In re
Pennsylvania Engineering Corp., Debtor, Case No. 94-722, In re
Lectromelt Corporation, Debtor, Case No. 94-723, and In re
Birdsboro Corporation, Debtor, Case No. 94-724 (collectively, the
"PEC Proceedings").

          The parties hereto wish to satisfy and resolve substantially all claims and issues among them that have been or could have been or could be asserted by Triarc, on the one hand, and SMC, Trust No. 6 and Posner, on the other hand, including, but not limited to, all claims and issues relating to the Preferred Stock, the Lease Agreement, the Victorian Plaza, the NVF Action, the APL Action and the PEC Proceedings.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the parties hereto agrees as follows:

          1.   Definitions.

               "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person.

               "Agents" shall mean, with respect to any Person, such Person's officers, directors, employees, attorneys, accountants, representatives and agents.

               "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New
York, New York are authorized or required by law to close.

               "Certificate" shall mean the Certificate of Incorporation of Triarc, as amended.

               "Permitted Transfer" shall mean (i) a transfer, in any amount without limitation, of Class B Common Stock issued and outstanding at the time of such transfer, to a Permitted Transferee, provided such Permitted Transferee agrees to be bound by the provisions of this Agreement prior to such Permitted Transfer; and (ii) a transfer to any Person other than a Permitted Transferee, provided that the Class B Common Stock so transferred, when aggregated with all the Class B Common Stock previously transferred to one or more Persons other than Permitted Transferees, does not in the aggregate exceed 299,881 shares.

               "Permitted Transferee" shall mean a Posner Affiliate or the spouse, lineal descendant or other relative of a family member of Posner.

               "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, trust, unincorporated organization, governmental or regulatory body or other entity.

               "Posner Affiliate" shall mean SMC, Trust No. 6, the beneficiaries of Trust No. 6, Posner or any Agent or Affiliate of any of them.

               "Triarc Persons" shall mean Triarc, its Affiliates, its Agents and its Affiliates' Agents.

          2. Lease; Victorian Plaza. Trust No. 6 has delivered to Triarc a written general release which releases the Triarc Persons from all claims, causes of action or defenses of any kind whatsoever, whether known or unknown, relating to the Lease Agreement or the termination thereof or otherwise with respect to the Victorian Plaza. Thus, as of this date, the Triarc Persons have no continuing obligation to make any further cash payment or to pay any other consideration whatsoever under the Lease Agree-ment, and Trust No. 6 has no further rights or remedies against any of the Triarc Persons under the Lease Agreement or otherwise with respect to Victorian Plaza. Without limiting the generality of the foregoing, Posner and Trust No. 6 expressly acknowledge and agree that the Triarc Persons shall have no obligation to make or cause to be made any repairs or to pay for any repairs at Victorian Plaza or to pay to any Posner Affiliate any amounts with respect to Victorian Plaza, including, without limitation, any proceeds of any insurance claim with respect to any damage or purported damage at Victorian Plaza, nor have any other obligation under the Lease Agreement or otherwise with respect to the Victorian Plaza.

          3. Surrender of Preferred Stock. SMC has delivered to Triarc for conversion and cancellation all of the shares of Preferred Stock held by SMC (5,982,866 shares in the aggregate) by delivering to Triarc the certificates evidencing ownership of all such shares of Preferred Stock, which SMC represents and warrants to be free and clear of all liens, encumbrances and claims, with proper endorsements and instruments of transfer and with all appropriate stock transfer tax stamps affixed thereto, if any are required. Thus, as of the date hereof, such shares of Preferred Stock shall be deemed converted and cancelled and Triarc shall have no further obligations to any Posner Affiliate with respect to such Preferred Stock, including, without limitation, no further obligation to declare or pay dividends on such Preferred Stock or to pay any other consideration whatsoever with respect to such Preferred Stock. Without limiting the generality of the foregoing, Triarc shall have no obligation to pay to any Posner Affiliate, and the Posner Affiliates have waived their right to receive, any dividends accrued on such Preferred Stock since the last preceding dividend payment date.

          4.   Posner's and SMC's Indemnity Obligations.

               (a) APL Claims. Posner and SMC shall, jointly and severally, indemnify, defend and hold harmless the Triarc Persons and all current and former Agents (including, but not limited to, Jack Coppersmith and Raymond J. Dettore) and Affiliates of Triarc and DWG Corporation (collectively, the "Triarc Indemnitees") from and against any and all liabilities, losses, damages, costs and expenses of any kind (including the reasonable fees, disbursements and other charges of counsel in connection with any investigative, administrative or judicial proceeding, whether or not such indemnified person is a party thereto) (collectively, "Losses") that may be suffered or incurred by any such Triarc Indemnitee on or after December 1, 1994, relating to or arising out of (i) any claim made in the APL Action whether as now pleaded or as it may be amended, (ii) any actual or potential claim, whether known or unknown, whenever arising, which relates to APL and is based upon allegations of the type giving rise to the claims made in the APL Action, (iii) any claim which is related to or arising out of any alleged or actual action, inaction, liability, obligation or indebtedness by or of any Posner Affiliate which relates to APL and
(iv) any claim by any Person against any Triarc Indemnitee for indemnification with respect to the APL Action or any other claim referred to in this Section 4(a) (collectively, the "APL Claims").

               (b) NVF Claims. Posner and SMC shall, jointly and severally, indemnify, defend and hold harmless the Triarc Indemnitees from and against any and all Losses that may be suffered or incurred by any such Triarc Indemnitee on or after December 1, 1994, relating to or arising out of (i) any claim made in the NVF Action, whether as now pleaded or as it may be amended,
(ii) any actual or potential claim, whether known or unknown, whenever arising, which relates to NVF and is based upon allegations of the type giving rise to the claims made in the NVF Action, (iii) any claim which is related to or arising out of any alleged or actual action, inaction, liability, obligation or indebtedness by or of any Posner Affiliate which relates to NVF, and (iv) any claim by any Person against any Triarc Indemnitee for indemnification with respect to the NVF Action or any other claim referred to in this Section 4(b) (collectively, the "NVF Claims").

               (c) Pennsylvania Engineering. Posner and SMC shall, jointly and severally, indemnify, defend and hold harmless the Triarc Indemnitees from and against any and all Losses that may be suffered or incurred by any such Triarc Indemnitee on or after December 1, 1994, relating to or arising out of any claim, whether known or unknown, by any Person with respect to the PEC Proceedings, Pennsylvania Engineering Corp., Lectromelt Corporation or Birdsboro Corporation.

               (d) Notice of Asserted Liability. After receipt by a Triarc Indemnitee of written notice of any demand, claim or circumstances that would give rise to a claim or the commencement (or threatened commencement) of any action or proceeding against or investigation (each, an "Asserted Liability") with respect to which an indemnitor is obligated to provide indemnification pursuant to
Section 4 hereof (the "Indemnifying Party"), the Triarc Indemnitee shall promptly give notice thereof (each, a "Claims Notice") to the Indemnifying Party. The failure to promptly give such a Claims Notice with respect to any Asserted Liability shall absolve the Indemnifying Parties from liability under Section 4 with respect to such Asserted Liability only if, and only to the extent that, rights of the Indemnifying Parties are actually prejudiced thereby. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount of the claim only if an amount is indicated in the Asserted Liability. Posner and SMC hereby acknowledge receipt of Claims Notices for the APL Claims and the NVF Claims.

               (e) Settlement of NVF Action. Triarc hereby agrees to use its best efforts in good faith, and within the bounds of law and ethics, to cooperate with the Posner Affiliates in defending against the claims asserted by the Official Committee of Unsecured Creditors of NVF Company in the NVF Action including, inter alia, sharing of mutually beneficial information and documents pursuant to a joint defense agreement to be executed by and among the parties hereto (the parties heretofore having cooperated in the defense pursuant to an oral joint defense agreement); making witnesses under Triarc's control reasonably available for interviews; and sharing of legal and factual research supporting dismissal of the NVF Action on the grounds that it constitutes an inappropriate collateral attack on transactions which were approved by orders or other actions of the United States District Court for the Northern District of Ohio in Case No. 1:89 CV0641, Case No. 1:92 CV1164. Triarc's obligation to use its best efforts in good faith to cooperate under this Section 4(e) shall be a continuing obligation and shall terminate upon the final settlement or dismissal of the NVF Action; provided that Posner and SMC shall, on a joint and several and an ongoing basis, promptly pay directly as directed by Triarc or reimburse Triarc for all of its costs and expenses (including fees, expenses and disbursements of counsel) incurred on or after December 1, 1994 in connection with the NVF Action.

               (f) Settlement of APL Action. In order to assist Posner in settling the claims asserted in the APL Action, Triarc hereby agrees, as part of any final settlement of the APL Action, to waive its claims in the bankruptcy proceeding of APL and claims against subsidiaries of APL; provided that the Triarc Persons receive a general release from the APL Claims and from claims by all APL subsidiaries by APL and each plaintiff in the APL Action and the APL subsidiaries; and provided, further, that Posner and SMC shall have promptly reimbursed Triarc for all of its costs and expenses (including fees, expenses and disbursements of counsel) for services rendered and disbursements incurred on or after December 1, 1994, in connection with the APL Action.

               (g) Costs and Expenses. Without limiting the generality of the indemnification provided for in this Article 4, and in lieu of providing security for such indemnification obligations, Posner and SMC agree to be jointly and severally responsible for, and hereby agree to promptly (and in any event within ten (10) Business Days of demand on Posner for reimbursement or payment) reimburse Triarc or pay directly to any other Person as directed by Triarc for, all costs and expenses (including fees, expenses and disbursements of counsel) incurred by any Triarc Person and any other Person on behalf of any Triarc Person for services rendered to or disbursements incurred on behalf of any Triarc Person and any other Person on behalf of any Triarc Person on or after December 1, 1994 in connection with the APL Action, the NVF Action, the PEC Proceedings or the enforcement by a Triarc Person of its rights under this Article 4. Posner has entered into a retainer agreement with Triarc pursuant to which Posner has paid to Triarc for the benefit of each Person entitled to payment under this Section 4(g) a retainer in the amount specified in such agreement, and Posner and SMC shall, on the first day of each month, make an additional payment to Triarc in the amount, if any, necessary to restore the retainer to its full amount. Amounts for which Persons are entitled to payment under this Section 4(g) shall be paid first from the retainer and after the retainer has been exhausted, by Posner and SMC directly. Triarc agrees to use its reasonable best efforts in good faith and within the bounds of law and ethics to cooperate and to cause each Person entitled to payment hereunder to cooperate in order to prevent unnecessary duplication of efforts that would result in significantly higher cost reimbursement hereunder.

               (h) Representations, Warranties and Covenant. For as long as it has any obligations hereunder SMC agrees and covenants with and to Triarc that it shall not create, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on its Class B Common Stock, par value $.10 per share, of Triarc ("Class B Common Stock").

          5.   Class B Common Stock.

               (a)  Issuance of Class B Common Stock.   Triarc has
delivered 5,402,384 shares of Class B Common Stock to SMC, and 595,238 shares of Class B Common Stock to Trust No. 6, by delivering to SMC and to Trust No. 6 certificates representing such shares. Such shares of Class B Common Stock are duly and validly issued, fully paid and non-assessable.

               (b) Conversion Right. Subject to the terms and conditions set forth herein and in the Certificate and upon compliance with the provisions hereof and thereof, each share of Class B Common Stock is convertible into one fully paid and non-assessable share of Class A Common Stock, par value $.10 per share, of Triarc ("Class A Common Stock"). Although the Certificate does not provide otherwise, for purposes of clarity, it is expressly acknowledged and agreed that the number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock shall not at any time be adjusted notwithstanding issuance or sale of any shares of Class A Common Stock for a consideration per share less than the current market price in effect immediately prior to such issuance or sale of Class A Common Stock. SMC and Trust No. 6 hereby waive the right to convert the shares of Class B Common Stock into Class A Common Stock which is set forth in Article IV,
Section 3(a)(ii) of the Certificate; this waiver shall be effective on behalf of all Permitted Transferees of such shares. Each of SMC and Trust No. 6 hereby irrevocably agree to vote in favor of an amendment to the Certificate to eliminate therefrom the right which is referred to in the preceding sentence.

               (c) Right of First Refusal. SMC, Trust No. 6 and their Permitted Transferees hereby agree that they will not, directly or indirectly, sell, transfer, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, assignment or other disposition of, any shares of the Class B Common Stock (whether for cash or other consideration) to a Person (a "Third Party"), other than to any Permitted Transferee which assumes in writing the obligations of SMC or Trust No. 6, as the case may be, contained in this Agreement or to Triarc or its designee, unless (A) such transaction is a Permitted Transfer or (B) prior to any such transaction with a Third Party, the transferor shall have offered, by written notice (a "Proposed Sale Notice"), to sell the number of shares of the Class B Common Stock proposed to be purchased by the Third Party (the "Offered Shares") to Triarc or its designee upon the same terms and conditions as the proposed transaction. The Proposed Sale Notice shall state the number of Offered Shares, the terms and conditions of the Third Party transaction and the name and address of the Third Party. Upon receipt of the Proposed Sale Notice, Triarc or its designee shall be entitled to purchase the Offered Shares upon the terms and conditions set forth in the Proposed Sale Notice. The right of first refusal shall be exercisable by Triarc or its designee giving written notice (an "Acceptance Notice") to the transferor within ten (10) Business Days of its receipt of the Proposed Sale Notice. A closing of any purchase of Offered Shares by Triarc or its designee under this Section 5(c) shall be held at the principal offices of Triarc at 2 p.m. on the tenth (10th) Business Day following delivery of the Acceptance Notice to the transferor and at such closing the transferor and Triarc or its designee shall consummate the sale and purchase of the Offered Shares in accordance with the terms and conditions set forth in the Proposed Sale Notice. If Triarc or its designee does not so elect and give an Acceptance Notice within such ten (10) Business Day period after its receipt of the Proposed Sale Notice, such failure shall be deemed a rejection of the offer, and the transferor shall be free to consummate such transaction with the Third Party in accordance with its contemplated terms or terms not less favorable to the transferor so long as such transaction is consummated on such terms within ninety (90) days following the expiration of such ten (10) Business Day period. In the event such transaction is not consummated within such ninety (90) day period, the Offered Shares shall remain subject to the provisions of this Section 5(c).

               (d) Voting. SMC, Trust No. 6 and their Permitted Transferees hereby agree that, if it shall be required by law that holders of Class B Common Stock be entitled to vote on a certain matter, then SMC, Trust No. 6 and the Permitted Transferees of their Class B Common Stock shall vote on such matter in the same manner as the majority of the shares of Class A Common Stock are voted. To effectuate the voting which has been agreed to in the preceding sentence with respect to each separate matter with respect to which the corporate law grants a voting right to holders of Class B Common Stock, each of SMC, Trust No. 6 and their Permitted Transferees hereby gives an irrevocable proxy to those persons who are designated by the Board of Directors to act as proxies with respect to the voting by the Class A Common Stock holders on such matter or, if no such persons have been designated, to such persons as shall be appointed by the Board of Directors with respect to each such matter for this purpose.

          6. Payment by Posner to Triarc. Posner has paid to Triarc, by wire transfer of immediately available funds, the sum of $6,000,000.00. Triarc hereby agrees that upon receipt of such payment it has released the Posner Affiliates from all claims that it may have with respect to (i) the claim of Andrew Heine for fees in the Grenada Litigation, (ii) fees payable to the court appointed members of the Special Committee of the Board of Directors of Triarc and (iii) subject to the obligations of Posner and SMC under
Article 4 hereof (including, without limitation, Section 4(g)) (a) fees paid or payable to counsel for such Special Committee and (b) fees paid or payable to counsel for Triarc incurred in connection with the matters referred to in this Agreement.

          7.   Mutual Releases.  Each of Posner, SMC and Trust
No. 6, on the one hand and Triarc on the other hand has delivered releases pursuant to which: (i) Posner, SMC and Trust No. 6, on behalf of himself and itself, and his and its Affiliates, has unconditionally released the Triarc Persons from all claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Posner, SMC, Trust No. 6 or any of his or its Affiliates might otherwise have against any Triarc Person on account of the Lease Agreement, the Victorian Plaza, the Preferred Stock, the NVF Action, the APL Action and the PEC Proceedings, but excluding all claims, causes of action or defenses arising out of the obligations under this Agreement; and (ii) Triarc on behalf of itself and its Affiliates has unconditionally released the Posner Affiliates from all claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Triarc or any of its Affiliates might otherwise have against Posner, SMC or Trust No. 6 on account of the Lease Agreement, the Victorian Plaza, the Preferred Stock, the NVF Claim, the APL Claim and the PEC Proceedings, but excluding all claims, causes of action or defenses arising out of the obligations under this Agreement. The parties hereto agree that the foregoing releases shall not apply to any claims, causes of action or defenses arising out of any obligation under this Agreement or any document delivered pursuant to this Agreement.

          8. NVF/Chesapeake Insurance Company Limited. NVF has brought a claim against Chesapeake Insurance Company, Ltd., a subsidiary of Triarc ("CIC"), in the action NVF Company v. Chesapeake Insurance Company, Ltd., a Bermuda corporation, Alexander & Alexander, Inc., a Maryland corporation, Does 1-50 inclusive, Case No. 94-312, D. Del. (the "CIC Action") alleging that CIC breached a contractual obligation to pay NVF approximately $1,000,000 for damages sustained as a result of two fires at NVF-owned plants and demanding that CIC return to NVF approximately $450,000 of unused insurance premiums and seeking approximately $500,000 in consequential damages as a result of CIC's alleged bad faith with respect to these claims and punitive damages in the amount of $3,000,000. Posner hereby agrees that if at any time NVF becomes an Affiliate of Posner, Posner shall immediately cause NVF to dismiss the CIC Action with prejudice and release CIC from all liability with respect to the subject matter of the CIC Action.

          9. Status of Steven Posner. Notwithstanding anything to the contrary herein contained, nothing in this Agreement shall affect or change in any way any legal right, obligation or liability running between Triarc and Steven Posner, whether or not relating to the subject matter hereof.

          10.  Miscellaneous.

               (a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (b) Headings. The descriptive headings which are used in this Agreement are for convenience only and shall not affect the interpretation of any provision of this Agreement.

               (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

               (d) Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telecopied or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

     (i)  If to Triarc, to it at:
          900 Third Avenue
          New York, New York 10022

          Facsimile:  (212) 230-3216
          Attention:  Brian L. Schorr, Executive
                      Vice President and
                      General Counsel

          with copies to:

          (a)  Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York  10019-6064
               Facsimile:  (212) 757-3990
               Attention:  Neale M. Albert, Esq.

          (b)  Harold Kelley, Esq.
               1200 Bath Avenue, Suite 280
               Ashland, Kentucky  41101

               Facsimile:  (606) 327-1776

    (ii) if to SMC, to it at:

          6917 Collins Avenue
          Miami Beach, Florida  33141

          Facsimile:  (305) 868-6817
          Attention:  Victor Posner

          with copies to:

          (a)  Donald J. Glazer
               6917 Collins Avenue
               Miami Beach, Florida  33141

               Facsimile:  (305) 865-9875

          (b)  Titus & McConomy
               Four Gateway Center - 20th Floor
               Pittsburgh, Pennsylvania  15222

               Facsimile: (412) 642-2950
               Attention: Paul H. Titus, Esq.

   (iii)  If to Trust No. 6, in care of:

          6917 Collins Avenue
          Miami Beach, Florida  33141

          Facsimile:  (305) 868-6817
          Attention:  Victor Posner

          with copies to:

          (a)  Donald J. Glazer
               6917 Collins Avenue
               Miami Beach, Florida  33141

               Facsimile:  (305) 865-9875

          (b)  Titus & McConomy
               Four Gateway Center - 20th Floor
               Pittsburgh, Pennsylvania  15222

               Facsimile:  (412) 642-2950
               Attention:  Paul H. Titus, Esq.
     (iv) if to Victor Posner, to:

          6917 Collins Avenue
          Miami Beach, Florida  33141

          Facsimile:  (305) 868-6817

          with copies to:

          (a)  Donald J. Glazer
               6917 Collins Avenue
               Miami Beach, Florida  33141

               Facsimile:  (305) 865-9875

          (b)  Titus & McConomy
               Four Gateway Center - 20th Floor
               Pittsburgh, Pennsylvania  15222

               Facsimile:  (412) 642-2950
               Attention:  Paul H. Titus, Esq.

Any party may by notice given in accordance with this Section 10(d) designate another address or person for receipt of notices hereunder.

               (e)  Consent to Jurisdiction.

                    (i) Triarc and each of Posner, SMC and Trust No. 6 hereby irrevocably and unconditionally submits itself in any legal action or proceeding relating to this Agreement to the jurisdiction of the State and Federal Courts in the State of New York.

                    (ii)  Each of Posner, SMC and Trust No. 6
hereby irrevocably and unconditionally:

                         (A)  Designates and directs as its agent
Rosen & Reade, 757 Third Avenue, New York, New York 10017 to receive service of any and all process and documents on its behalf, in any legal action or proceeding referred to in clause (i) above in the State of New York and agrees that service upon such agent shall constitute valid and effective service and that failure of such agent to give any notice of such service to its principal shall not affect or impair in any way the validity of such service or any judgment rendered in any action or proceeding based thereon;

                         (B)  Agrees to notify Triarc promptly by
registered or certified mail if such agent in the City of New York shall cease to act as agent, and, in such event, promptly to designate another agent in the City of New York to serve in place of such agent and deliver to Triarc written evidence of such substitute agent's acceptance of such designation; and

                         (C)  Agrees that nothing herein shall
affect Triarc's right to effect service of process in any other manner permitted by law, and that notwithstanding the provisions set forth in Section 10(e)(i), Triarc shall have the right to bring any legal proceedings for enforcement of a judgment entered by any of the aforementioned courts against Posner, SMC or Trust No. 6, in such courts or in any other court or jurisdiction in accordance with applicable laws.

                    (iii)  Triarc hereby irrevocably and
unconditionally:

                         (A)  Designates and directs as its agent
Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 to receive service of any and all process and documents on its behalf, in any legal action or proceeding referred to in clause (i) above in the State of New York and agrees that service upon such agent shall constitute valid and effective service and that failure of such agent to give any notice of such service to its principal shall not affect or impair in any way the validity of such service or any judgment rendered in any action or proceeding based thereon;

                         (B)  Agrees to notify Posner promptly by
registered or certified mail if such agent in the City of New York shall cease to act as agent, and, in such event, promptly to designate another agent in the City of New York to serve in place of such agent and deliver to Posner written evidence of such substitute agent's acceptance of such designation; and

                         (C)  Agrees that nothing herein shall
affect the rights of Posner, SMC or Trust No. 6 to effect service of process in any other manner permitted by law, and that notwithstanding the provisions of Section 10(e)(i) Posner, SMC and Trust No. 6 shall have the right to bring any legal proceedings for enforcement of a judgment entered by any of the aforementioned courts against Triarc, in such courts or in any other court or jurisdiction in accordance with applicable laws.

               (f) Complete Agreement. This Agreement is the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and communications, whether oral or written, among the parties hereto with respect to such subject matter. Any amendment or modification of this Agreement must be in writing and duly signed by all parties hereto.

               (g)  Governing Law.  This Agreement shall be
governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

                              TRIARC COMPANIES, INC.


                              By:  /s/Joseph A. Levato
                                   -------------------------------
                                   Name:  Joseph A. Levato
                                   Title: Executive Vice President


                              SECURITY MANAGEMENT CORP.


                              By:  /s/Brenda N. Castellano
                                   -------------------------------
                                   Name:  Brenda N. Castellano
                                   Title: Executive Vice President


                              VICTOR POSNER TRUST NO. 6


                              By:  /s/Victor Posner
                                   --------------------
                                   Name:  Victor Posner
                                   Title: Trustee


                              /s/Victor Posner
                              -----------------
                                Victor Posner
PAGE

                                 EXHIBIT 99.2


Contact:  Martin M. Shea                               FOR
IMMEDIATE RELEASE
         (212) 230-3175


                 TRIARC ANNOUNCES COMPLETION OF
               EARLY CONVERSION OF PREFERRED STOCK


     NEW YORK, NEW YORK -- January 12, 1995 -- Triarc Companies, Inc. (NYSE: TRY) announced today the completion of its previously announced agreement under which an affiliate of Victor Posner has converted the $71.8 million stated value of Triarc's 8-1/8% Redeemable Convertible Preferred Stock owned by it into 4,985,722 shares of Triarc's non-voting Class B Common Stock and has thereby foregone future preferred dividends on such preferred stock, which would have aggregated $5.8 million per annum. In addition, in consideration for, among other things, the settlement of amounts due to another affiliate of Mr. Posner for the termination of the lease for the former DWG Corporation headquarters and receipt by Triarc of an indemnification by Mr. Posner and one of his affiliates of third-party claims and expenses involving NVF Company, APL Corporation and Pennsylvania Engineering, an additional 1,011,900 shares of non-voting Class B Common Stock were issued to Mr. Posner and one of his affiliates. All of the newly issued shares of Class B Common Stock are identical to the Class A Common Stock, except that the B shares do not vote, and they can only be sold subject to a right of first refusal of Triarc or its designee.

     In addition, Mr. Posner has paid Triarc in cash for certain additional expenses related to these claims, and Triarc has agreed to waive certain claims against APL if Mr. Posner acquires APL and APL gives Triarc a general release.

     As previously announced, the net impact of the transaction is:

     1. An increase in Triarc's common shareholder's equity of approximately $83 million;

     2. Elimination of all future preferred dividends payable to Mr. Posner and his affiliates, which aggregate $5.8 million per annum; and

     3. Removal of cash requirements relating to accrued rent and certain litigations.

     With annual sales of more than $1 billion, Triarc Companies is engaged in four core businesses: restaurants (Arby's), soft drinks (Royal Crown Cola), textiles (Graniteville) and liquefied petroleum gas (National Propane).

                              (end)